EXHIBIT 99.1
ADDITIONAL INFORMATION
Reporting Person: TCTC Holdings, LLC
The name and present principal occupation or employment of each director and executive officer of, and each person controlling, TCTC Holdings, LLC is set forth below. Except as otherwise described herein, the business address of each person named below is 2626 Cole Avenue, Suite 705, Dallas, Texas 75204. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

TCTC Holdings, LLC
Name	Title	Principal Occupation	Citizenship
R. Kevin Hardage	Manager	Manager of TCTC Holdings, LLC	United States
Philip Kistler	Manager	Manager of TCTC Holdings, LLC	United States
Peter Denker	Manager	Manager of TCTC Holdings, LLC	United States
R. Craig Knocke	Manager	Manager of TCTC Holdings, LLC	United States
The aggregate number and percentage of the class of securities of the Company beneficially owned by each director and executive officer of, and each person controlling, TCTC Holdings, LLC, is set forth below.

TCTC Holdings, LLC
	Aggregate	Percentage	Sole Power	Shared Power	Sole Power	Shared Power
Name	Number	of Class	to Vote	to Vote	to Dispose	to Dispose
R. Kevin Hardage	5,193	0.0%	5,193	0	5,193	0
Reporting Person: Trust Creek Trust Company
The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Turtle Creek Trust Company is set forth below. Except as otherwise described herein, the business address of each person named below is 2626 Cole Avenue, Suite 705, Dallas, Texas 75204. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Turtle Creek Trust Company
Name	Title	Principal Occupation	Citizenship
R. Kevin Hardage	Director, President and Chief Executive Officer	Manager of TCTC Holdings, LLC	United States
Philip Kistler	Director and Executive Vice President	Manager of TCTC Holdings, LLC	United States
Peter Denker	Director	Manager of TCTC Holdings, LLC	United States
R. Craig Knocke	Director	Manager of TCTC Holdings, LLC	United States
Robert G. McKenzie	Director	Director of Turtle Creek Trust Company	United States
The aggregate number and percentage of the class of securities of the Company beneficially owned by each director and executive officer of, and each person controlling, Turtle Creek Trust Company, is set forth below.

Turtle Creek Trust Company
	Aggregate	Percentage	Sole Power	Shared Power	Sole Power	Shared Power
Name	Number	of Class	to Vote	to Vote	to Dispose	to Dispose
R. Kevin Hardage	5,193	0.0%	5,193	0	5,193	0
Robert G. McKenzie	57,895	0.0%	57,895	0	57,895	0

Reporting Person: Turtle Creek Management, LLC
The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Turtle Creek Management, LLC is set forth below. Except as otherwise described herein, the business address of each person named below is 2626 Cole Avenue, Suite 705, Dallas, Texas 75204. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Turtle Creek Management, LLC
Name	Title	Principal Occupation	Citizenship
R. Kevin Hardage	Manager and President	Manager of TCTC Holdings, LLC	United States
Philip Kistler	Manager and Chief Executive Officer	Manager of TCTC Holdings, LLC	United States
Peter Denker	Manager and Chairman	Manager of TCTC Holdings, LLC	United States
R. Craig Knocke	Manager and Vice-Chairman	Manager of TCTC Holdings, LLC	United States
The aggregate number and percentage of the class of securities of the Company beneficially owned by each director and executive officer of, and each person controlling, Turtle Creek Management, LLC, is set forth below.

Turtle Creek Management, LLC
	Aggregate	Percentage	Sole Power	Shared Power	Sole Power	Shared Power
Name	Number	of Class	to Vote	to Vote	to Dispose	to Dispose
R. Kevin Hardage	5,193	0.0%	5,193	0	5,193	0